Exhibit 99.1

Zebra Technologies to Acquire Elo to Accelerate Connected Frontline Experiences

Acquisition will advance vision of digitizing and automating frontline operations and is expected to be immediately accretive to earnings once closed

LINCOLNSHIRE, Ill. and KNOXVILLE, Tenn. – Aug. 5, 2025 – Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in digitizing and automating frontline workflows, today announced it has entered into a definitive agreement to acquire Elo Touch Solutions, Inc., an innovator of solutions that engage customers, enhance self-service, and accelerate automation across retail, hospitality, quick service restaurants (QSR), healthcare, and industrial markets for $1.3 billion in cash.

With complementary portfolios and similar go-to-market strategies, together, Zebra and Elo will deliver a comprehensive portfolio that meets the evolving needs of their customers in close partnership with leading Independent Software Vendors (ISVs), payment solutions providers (PSPs), value-added resellers (VARs) and distributors.

Expanding Portfolio to Accelerate the Connected Frontline Across Industries

Zebra’s leadership in hardware, software and services for the frontline worker will be augmented by Elo’s suite of consumer-facing kiosks, edge computing, payment and touchscreen solutions to deliver a more comprehensive frontline experience.

“This acquisition represents the next step in our journey to accelerate the connected frontline, which is a key tenet of our growth strategy,” said Bill Burns, Chief Executive Officer, Zebra Technologies. “An increased focus on self-service and consumer-facing workflows will expand our addressable market by approximately $8 billion and create a leading portfolio of solutions that digitize and automate the frontline of business. We look forward to welcoming the Elo team to Zebra and pursuing new growth opportunities together following the closing of the acquisition.”

Customers across industries are increasingly adopting new solutions enabled by kiosks and interactive touchscreen displays. Elo offers a wide range of industry-tailored solutions which modernize point-of-sale (POS), streamline self-service and payment experiences, automate kitchen and industrial workflows, and optimize production and process management. This acquisition will strengthen Zebra’s offerings in self-service use cases and complement its recently launched kiosk solution.

Capitalizing on Key Customer Trends in the Modern Store

Together with Elo, Zebra will be well positioned to capitalize on trends impacting retail and beyond. The combined business will empower retailers and QSRs to elevate consumer experiences within the AI-powered Modern Store. The planned addition of Elo’s portfolio will give Zebra customers and partners more choice and, over time, a more holistic approach to address their emerging use cases. The continued growth of retail media networks and the deployment of new AI-based agents on the frontline are examples of new opportunities that Zebra and Elo can pursue more successfully together.

According to Zebra’s 17th Annual Global Shopper study, 78% of shoppers said self-checkout options improve their shopping experience. In addition, leading analysts have noted that traditional POS technologies are advancing beyond store-only transactional services to enable an experience-led unified commerce strategy powered by new data streams. Zebra and Elo are well positioned to play an increasingly important role in the transformation of POS and self-checkout moving forward.

Enhancing Growth with Complementary Solutions and Global Reach

Zebra’s global reach, extensive services capabilities, and deep customer relationships will accelerate Elo’s expansion into new markets and geographies.

“Combining Zebra’s market-leading mobility, visibility, and automation solutions with our expertise in consumer-facing workflows will add significant value to our customers and partners,” said Craig Witsoe, Chief Executive Officer, Elo. “We are excited about the opportunity to join Zebra and contribute to its growth strategy.”

Transaction Details

Zebra expects to fund the $1.3 billion purchase price with a combination of cash on hand along with financing from its credit facility. The purchase price is subject to customary closing adjustments. The transaction is subject to customary closing conditions, including regulatory approval, and is expected to close in 2025.

Elo has annual sales of approximately $400 million with similar annual sales growth (5-7% over a cycle) and EBITDA margin profile as Zebra. The transaction is expected to be immediately accretive to earnings upon closing and generate an incremental $25 million of annual EBITDA through synergies by year three.

Morgan Stanley & Co. LLC is serving as financial advisor and Kirkland & Ellis LLP as legal counsel to Zebra. Moelis & Company LLC is serving as financial advisor and Gibson, Dunn & Crutcher LLP as legal counsel to Elo. Crestview Partners has been a majority investor in Elo since 2018.

Second Quarter 2025 Financial Results

In a separate press release today, Zebra will report its second quarter results. The company will host a webcast to discuss results, outlook, and its planned acquisition of Elo today, Aug. 5, at 8:30 a.m. Eastern Time. The webcast can be accessed on Zebra’s investor relations website at investors.zebra.com.

Zebra Technologies Safe Harbor Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook, the statements regarding the proposed acquisition, regulatory approvals, the expected benefits of (such as accretion to earnings and cost savings through realization of cost and revenue synergies) and strategic initiatives relating to the proposed acquisition, including expansion of Zebra’s addressable market and deeper market penetration and the ability to complete the proposed acquisition on the expected timetable or at all. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, including debt expected to be incurred to finance the purchase price of the proposed acquisition, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates, customs duties and trade policies will have an effect on financial results. The outcome of litigation in which Zebra may be involved, including litigation related to the proposed acquisition, is another factor. The ability of the parties to consummate the proposed acquisition on the expected timetable or at all, whether as a result of litigation related to the proposed acquisition or otherwise, satisfaction or waiver of the conditions precedent to the consummation of the proposed acquisition, including the receipt of required regulatory approvals, diversion of management’s time on transaction-related issues that result in disruption to Zebra’s current plans and operations, including in the event of litigation related to the proposed acquisition, the impact of announcements relating to the proposed acquisition, including adverse effects on the market price of Zebra’s common stock or credit ratings, the success and timeliness of integrating Elo, including Zebra’s ability to timely and successfully achieve the anticipated benefits and potential synergies of the proposed acquisition and other unexpected costs resulting from the proposed acquisition could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. As a result of these and other factors, Zebra can give no assurance that the conditions precedent to the consummation of the proposed acquisition will be satisfied, or that it will close within the anticipated time period or at all, and you are cautioned not to place undue reliance on any of the forward-looking statements contained in this release. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management or the proposed acquisition, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

ABOUT ZEBRA TECHNOLOGIES

Zebra (NASDAQ: ZBRA) provides the solutions to help businesses grow through increased asset visibility, connected frontline workers and intelligent automation. The company operates in more than 100 countries, and our customers include over 80% of the Fortune 500. Designed for the frontline, Zebra’s award-winning portfolio includes hardware, software, and services, all backed by our 50+ years of innovation and global partner ecosystem. Follow Zebra on our blog and LinkedIn, visit our newsroom and learn more at www.zebra.com.

ABOUT ELO

Elo delivers solutions that connect businesses and customers through purpose-built touchscreens, software, and services—powering more than 35 million installations across 80+ countries. From self-service kiosks and point-of-sale to patient check-in and factory automation, Elo offers a modular platform built on a unified architecture and supported by a global partner network. With screen sizes ranging from handheld to 65 inches and seamless device management via EloView, businesses can deploy, control, and scale with ease. Learn more at www.elotouch.com.

ABOUT CRESTVIEW

Founded in 2004, Crestview is a New York-based private equity firm focused on the middle market. The firm manages funds with approximately $10 billion of aggregate capital commitments and is led by a group of partners who have complementary experience and backgrounds in private equity, finance, operations and management. Crestview has senior investment professionals focused on sourcing and managing investments in each of the specialty areas of the firm: media, industrials, and financial services. For more information, please visit www.crestview.com.

ZEBRA and the stylised Zebra head are trademarks of Zebra Technologies Corp., registered in many jurisdictions worldwide. All other trademarks are the property of their respective owners. ©2025 Zebra Technologies Corp. and/or its affiliates.